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                                                                EXHIBIT 10.25

                                 RIBOGENE, INC.
                          SCIENTIFIC ADVISOR AGREEMENT


This Scientific Advisor Agreement (this "Agreement") is made between RiboGene, Inc., a California corporation (the "Company"), and Michael B. Mathews (the "Advisor") as of 13th April, 1993.

I.    Services

The Advisor is hereby appointed to the Company's Scientific Advisory Board. During the term of this Agreement, the Advisor shall (i) attend and participate in up to four meetings per year of the Scientific Advisory Board of RiboGene, Inc. and (ii) consult with the Company regarding therapeutic intervention in translational control and, insofar as applicable, cell-free protein synthesis.

II.   Term

The services provided by the Advisor to the Company shall continue until this Agreement is terminated by either party in accordance with the provisions of
Section VII hereof.

III.  Payment for Services Rendered

For providing the advisory services as defined herein, the Company shall compensate the Advisor in the manner set forth in Exhibit A hereto. The Company shall reimburse the Advisor for all reasonable expenses incurred by the Advisor at the request of the Company pursuant to this Agreement, providing the Company has approved the expenses in advance and in writing.

IV.   Confidentiality

  A. The Advisor recognizes that in providing services under this Agreement he will have contact with information of substantial value to the Company that is not old and generally known and that gives the Company an advantage over its competitors who do not know or use it, including, but not limited to, techniques, assays, designs, drawings, processes, inventions, developments, slides and customer information, and business and financial information relating to the business, products, practices or techniques of the Company. The Advisor agrees to regard and preserve as confidential such confidential information. Except as authorized by the Company in writing, the Advisor will not divulge or disclose, directly or indirectly, to any person, firm, association or corporation other than bona fide employees of the Company or any affiliate of the Company, acting in that capacity, or use for his own benefit, gain or otherwise, any

RIBOGENE, INC.  SCIENTIFIC ADVISER AGREEMENT                           PAGE 1
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     confidential information, knowledge, or data concerning the business or affairs of the Company or any affiliate of the Company, which, if disclosed, would adversely affect the business of the Company or any of its affiliates or accord to a competitor of the Company any competitive advantage.

     This Section IV is not intended to restrict the Advisor from disseminating or using any information which is published or available to the general public, except where such publication or general availability is as a result of the Advisor's acts in violation of the Advisor's obligations hereunder. The Advisor's obligations pursuant to this Section IV shall survive termination of this Agreement, and continue in full force and effect for a period of five (5) years after the effective date of such termination.

  B. The Advisor represents that his performance of the terms of the Agreement does not and will not conflict with the terms of any agreement to keep in confidence proprietary information and trade secrets acquired in confidence or in trust prior to his advisory relationship with the Company. The Advisor will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any third party.

  C. The Advisor represents that he is not presently retained by any entity to advise on research similar to that of the Company or which may lead to the manufacture or sale of products competitive with those contemplated by the Company to be manufactured or sold by it, and he agrees that he will not accept any retention to provide such advice during the term of this Agreement without prior written approval of the Company.

V.   Rights to Inventions and Discoveries

  A. The Advisor agrees that any inventions, discoveries, improvements, processes, technology and know-how arising directly or indirectly from the performance of advisory services under this Agreement and any patents issuing thereon shall be the property of and are hereby assigned to the Company. The Advisor further agrees that all original works of authorship which are made by the Advisor (solely or jointly with others) in the course of his performance of advisory services under this Agreement and which are able to be protected by copyright are "works made for hire," as that term is defined in the United States Copyright Act. To permit the Company to claim rights to which it may be entitled under this Section V or applicable laws, and to insure that there is no conflict with any business or activities of the Company, all inventions, discoveries, improvements, processes, technology and know-how (whether or not patentable and whether or not reduced to


RIBOGENE, INC. SCIENTIFIC ADVISOR AGREEMENT                               PAGE 2
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   practice) and all works of authorship which the Advisor may conceive or make
   (either by him/herself or jointly with others) during the term of this Agreement with the Company, and which relate to the field in which advisory services are to be performed under this Agreement, shall be promptly disclosed to the Company. The Advisor's obligations pursuant to this Section V shall survive termination of this Agreement, and continue in full force and effect for a period of six (6) months after the effective date of such termination.

B. Any invention, discovery, improvement, process, technology or know-how which qualifies fully for protection under Section 2870 of the California Labor Code (attached hereto as Exhibit B) is not subject to this Agreement. Any invention, discovery, improvement, process, technology or know-how which does not qualify fully for protection under said Section 2870 and which arises directly from the performance of advisory services under this Agreement shall be forthwith assigned to, and shall be the sole property of, the Company.

C. Whenever requested by the Company, the Advisor shall execute patent applications and copyright registrations and such other documents considered necessary by the Company or its counsel to apply for and obtain letters, patents and copyright registrations in the United States, foreign countries, or both, as the Company may deem advisable, or to otherwise protect for the benefit of the Company such inventions, discoveries, improvements, processes, technology, know-how or works of authorship arising from the performance of advisory services under this Agreement. The Advisor shall also make such assignments and execute such other instruments as may be necessary to convey to the Company the ownership and exclusive rights in and to such inventions, discoveries, processes, technology, know-how, patent applications, patents, works of authorship or the like. The Company shall bear all of the expense in connection with the obtaining of such rights. The Advisor further agrees, whether or not he is still providing advisory services to the Company, to cooperate to the extent and in the manner requested by the Company in the prosecution or defense of any such patent or copyright claims or any litigation or other proceeding involving any inventions, discoveries, improvements, processes, technology, know-how or works of authorship covered by this Agreement in any country of the world, but all expenses thereof shall be paid by the Company. The foregoing covenant contemplates the inclusion of any improvements of properties, rights, systems, inventions, works of authorship and the like presently held by the Company or any affiliate thereof.

VI. Independent Contractor Relationship

It is understood that the parties hereto are independent contractors and engaged in the conduct of their own respective businesses. Neither the Advisor nor the Company is to be considered the agent of the other for any


RIBOGENE, INC.  SCIENTIFIC ADVISOR AGREEMENT                             PAGE 3


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purpose, and neither party has the right or authority to enter into any contracts or assume obligations for the other or to give any warranty or make any representation on behalf of the other, except where and to the extent specifically authorized in writing to do so. The Advisor is not an employee of the Company and is not entitled to any of the benefits provided by the Company to its employees.

VII.  Termination

Without limiting any rights which the Company may have by reason of any default by the Advisor or any rights the Advisor may have by reason of any default by the Company, the Company and the Advisor reserve the right to terminate this Agreement in whole or in part at either's convenience by written notice. Such termination shall be effective in the manner and upon the date specified in said notice and shall be without prejudice to any claims which the Company may have against the Advisor or which the Advisor may have against the Company. Aside from any continuing work, the Company's sole obligation in the event of such a termination shall be to reimburse the Advisor for services actually performed by the Advisor up to the effective date of termination. Termination shall not relieve the Advisor of his continuing obligations under this Agreement, particularly the requirements of Sections IV and V above.

VIII. Miscellaneous

   A. This Agreement and Exhibits A and B attached hereto contain the entire agreement and understanding regarding advisory services between the parties. There are no oral understandings, terms or conditions and neither party has relied upon any outside representation, express or implied, not contained in this Agreement.

   B. All prior understandings, terms, or conditions regarding advisory services are superseded by this Agreement. This Agreement cannot be changed or supplemented orally but only in writing signed by both parties. Except as otherwise provided herein, the provisions of Section IV, V and VIII shall survive termination of this Agreement. The terms and provisions of this Agreement shall be binding on and inure to the benefit of the parties, their heirs, legal representatives, successors and assigns.

   C. Any notice or disclosure required to be given pursuant to this Agreement shall be in writing and mailed to the parties at the addresses set forth at the end of this Agreement.

   D. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The federal and state courts within the State of California shall have exclusive jurisdiction to


RIBOGENE, INC.  SCIENTIFIC ADVISOR AGREEMENT                            PAGE 4


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                adjudicate any dispute arising out of this Agreement. The
                parties consent to personal jurisdiction of the federal and state courts within California and service of process being effected by registration mail sent to the addresses set forth at the end of this agreement.

        E. The Advisor may not subcontract all or any part of the services to be provided hereunder without the prior written consent of the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


RiboGene, Inc.                          Michael B. Mathews
("Company")                             ("Advisor")


By:  /s/ Vincent J. Miles               By:  /s/ Michael B. Mathews
   -------------------------                ----------------------------
    Vincent J. Miles, Ph.D.                  Michael B. Mathews
    Vice President,                     Title:  Senior Staff Scientist
    RiboGene, Inc.                             -------------------------
    21375 Cabot Boulevard,                      Cold Spring Harbor Lab.
    Hayward, CA 94583                          -------------------------
                                        Address:
                                                21 Turkey Lane
                                               -------------------------
                                                Cold Spring Harbor
                                               -------------------------
                                                NY 11724
                                               -------------------------


RIBOGENE, INC.  SCIENTIFIC ADVISOR AGREEMENT                              PAGE 5
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                                   EXHIBIT A

                              PAYMENT FOR SERVICES


The Advisor will be compensated at the rate of $1,000 per meeting for attending Scientific Advisory Board meetings and will be reimbursed for reasonable and actual expenses associated with attending these meetings.

Subject to the approval of RiboGene's Board of Directors, the Advisor will be granted options to purchase 40,000 shares of RiboGene Common Stock at fair market value on the date of the grant, subject to a four-year vesting schedule and other terms and conditions set by the Board of Directors.


RIBOGENE, INC.  SCIENTIFIC ADVISOR AGREEMENT                              PAGE 6
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                                   EXHIBIT B

                      CALIFORNIA LABOR CODE SECTION 2870

                  EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS



"(a) Any provision in an employment agreement which provides that an employee shall assign any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

        (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

        (2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employee agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and in unenforceable."





RIBO GENE, INC.  SCIENTIFIC ADVISER AGREEMENT                         Page 7